EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 Registration Statement on Form S-1 of our report dated March 21, 2014, relating to the financial statements of Fragmented Industry Exchange, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg, Rich, Baker, Berman & Company

Somerset, New Jersey
July 3, 2014